Exhibit 99.1

The Chemours company Announces EARLY TENDER RESULTS OF CONDITIONAL CASH TENDER OFFER AND CONSENT SOLICITATION for ANY AND ALL OF ITS 6.125% SENIOR NOTES MATURING IN 2023 and RECEIPT OF REQUISITE CONSENTS

WILMINGTON, Del., June 4, 2018 /PRNewswire/ ‒ The Chemours Company (“Chemours”) (NYSE: CC), a global chemistry company with leading market positions in fluoroproducts, chemical solutions and titanium technologies, today announced the early tender results as of 5:00 p.m., New York City time, on June 4, 2018 (the “Early Tender Deadline”) of its previously announced tender offer (the “Tender Offer”) to purchase for cash any and all of its outstanding 6.125% senior notes due 2023 (the “Notes”).

In connection with the Tender Offer, Chemours also announced the results as of the Early Tender Deadline of its previously announced solicitation of consents (the “Consents”) from holders of the Notes (the “Consent Solicitation”) to the proposed amendments to the indenture, dated as of May 12, 2015 (the “Base Indenture”), as supplemented by the third supplemental indenture (the “Third Supplemental Indenture”), dated May 12, 2015, which governs the Notes (the Third Supplemental Indenture, together with the Base Indenture, the “Indenture”), providing for the shortening of the minimum notice periods under the Indenture for the optional redemption of the Notes by Chemours (the “Proposed Amendments”). Concurrently with this press release, Chemours also announced the early tender results of its previously announced tender offer and consent solicitation with respect to up to $250,000,000 of its 6.625% Senior Notes due May 15, 2023.

The terms and conditions of the Tender Offer and Consent Solicitation are described in an Offer to Purchase and Consent Solicitation Statement, dated May 21, 2018 (the “Offer to Purchase and Consent Solicitation Statement”).

The aggregate principal amount of Notes validly tendered and not validly withdrawn at or prior to the Early Tender Deadline (the “Early Tender Notes”), as well as the percent of the aggregate principal amount of Notes outstanding constituting Early Tender Notes, is set forth in the columns entitled “Aggregate Principal Amount of Early Tender Notes” and “Percent of Outstanding Principal Amount Tendered,” respectively, in the table below. The consideration being offered for any such Early Tender Notes accepted for purchase in the Tender Offer and Consent Solicitation is also set forth in the table below:

1

CUSIP / ISIN	Outstanding Principal Amount	Title of Notes	Aggregate Principal Amount of Early Tender Notes	Percent of Outstanding Principal Amount Tendered	Early Tender Payment(1)(2)	Tender Offer Consideration(1)(3)	Total Consideration (1)(3)
Registered Notes: Common Code: 138278352 ISIN: XS1382783527 Rule 144A Notes: Common Code: 122630765 ISIN: XS1226307657 Regulation S Notes: Common Code: 122629660 ISIN: XS1226296603	€294,679,000	6.125% Senior Notes due May 15, 2023	€185,471,000	62.94%	€30.00	€1,018.75	€1,048.75

(1)	Per €1,000 principal amount of Early Tender Notes accepted for purchase.
(2)	Included in the Total Consideration for Early Tender Notes accepted for purchase.
(3)	Does not include accrued and unpaid interest that will be paid on the Early Tender Notes accepted for purchase.

The Tender Offer and Consent Solicitation will expire at Midnight, New York City time, at the end of June 18, 2018, unless extended or earlier terminated by Chemours (the “Expiration Date”). No tenders submitted after the Expiration Date will be valid. Subject to the terms and conditions of the Tender Offer and Consent Solicitation, holders of the Early Tender Notes will receive the Total Consideration set forth in the table above, which includes the Early Tender Payment set forth in the table above. Holders of Notes tendering their Notes after the Early Tender Deadline and prior to the Expiration Date will only be eligible to receive the Tender Offer Consideration set forth in the table above, which is the Total Consideration less the Early Tender Payment.

The Early Settlement Date (as defined in the Offer to Purchase and Consent Solicitation Statement) for the Early Tender Notes is expected to be on June 6, 2018 (the “Early Settlement Date”). Any Notes validly tendered and related consents validly delivered after the Early Tender Deadline may not be withdrawn or revoked, except as required by law. Subject to the satisfaction or waiver of the conditions to the Tender Offer and Consent Solicitation, Chemours expects to accept for purchase any remaining Notes that have been validly tendered and not validly withdrawn after the Early Tender Deadline and at or prior to the Expiration Date promptly following the Expiration Date on the Final Settlement Date (as defined in the Offer to Purchase and Consent Solicitation Statement), which is expected to occur two business days following the Expiration Date, or as promptly as practicable thereafter.

In addition, holders of all Notes validly tendered and accepted for purchase pursuant to the Tender Offer and Consent Solicitation will receive accrued and unpaid interest on such Notes from the last interest payment date with respect to such Notes to, but not including, the Early Settlement Date or the Final Settlement Date, as applicable.

Chemours’ obligations to accept Notes and Consents on the Early Settlement Date or the Final Settlement Date, as applicable, are subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase and Consent Solicitation Statement, including, among others, Chemours consummating the New Debt Financing (as defined in the Offer to Purchase and Consent Solicitation Statement) on terms satisfactory to it, and having funds available therefrom that will allow it to purchase the Notes pursuant to the Tender Offer and Consent Solicitation.

2

In addition, because Chemours received Consents in respect of a majority of the aggregate principal amount of the Notes then outstanding (excluding Notes held by Chemours or its affiliates) (the “Requisite Consents”) as of the Early Tender Deadline, Chemours expects to execute and deliver a supplemental indenture to the Indenture giving effect to the Proposed Amendments promptly after accepting for purchase the Early Tender Notes on the Early Settlement Date. The Proposed Amendments are expected to become operative on the Early Settlement Date, after which Chemours intends to issue a notice of redemption to redeem all of the Notes not purchased pursuant to the Tender Offer and Consent Solicitation on the earliest date following the Early Settlement Date.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. This press release shall not constitute a notice of redemption under the Indenture or an obligation to issue a notice of redemption.

Citigroup Global Markets Inc. is the dealer manager (the “Dealer Manager”) in the Tender Offer and Consent Solicitation. Global Bondholder Services Corporation has been retained to serve as both the depositary and the information agent (the “Depositary and Information Agent”) for the Tender Offer and Consent Solicitation. Questions regarding the Tender Offer and Consent Solicitation should be directed to Citigroup Global Markets Inc. at (800) 558-3745 (U.S. Toll-Free) or (212) 723-6106 (Collect). Requests for copies of the Offer to Purchase and Consent Solicitation Statement and other related materials should be directed to Global Bondholder Services Corporation at (email) contact@gbsc-usa.com, (866) 470-4200 (U.S. Toll-Free), (212) 430-3774 (Banks and Brokers) or at http://www.gbsc-usa.com/Chemours/ (website).

None of Chemours, its board of directors, the Dealer Manager, the Depositary and Information Agent, the Trustee under the Indenture, the Paying Agent under the Indenture or the Registrar and Transfer Agent under the Indenture or any of Chemours’ affiliates, makes any recommendation as to whether holders of the Notes should tender any Notes in response to the Tender Offer and Consent Solicitation. The Tender Offer and Consent Solicitation are made only by the Offer to Purchase and Consent Solicitation Statement. The Tender Offer and Consent Solicitation are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Tender Offer and Consent Solicitation are required to be made by a licensed broker or dealer, the Tender Offer and Consent Solicitation will be deemed to be made on behalf of Chemours by the Dealer Manager or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

# # #

About The Chemours Company

The Chemours Company (NYSE: CC) helps create a colorful, capable and cleaner world through the power of chemistry. Chemours is a global leader in fluoroproducts, chemical solutions and titanium technologies, providing its customers with solutions in a wide range of industries with market-defining products, application expertise and chemistry-based innovations. Chemours ingredients are found in plastics and coatings, refrigeration and air conditioning, mining and general industrial manufacturing. Our flagship products include prominent brands such as Teflon™, Ti-Pure™, Krytox™, Viton™, Opteon™, Freon™ and Nafion™. Chemours has approximately 7,000 employees and 26 manufacturing sites serving approximately 4,000 customers in North America, Latin America, Asia-Pacific and Europe.

Chemours is headquartered in Wilmington, Delaware and is listed on the NYSE under the symbol CC. For more information please visit chemours.com.

# # #

3

Forward Looking Statements

This press release contains certain forward-looking information and forward-looking statements as defined in applicable securities laws (collectively referred to as “forward-looking statements”). Forward-looking statements include: statements regarding the terms and timing for completion of the Tender Offer and Consent Solicitation, including the acceptance for purchase of any Notes validly tendered and any related Consents validly delivered, the expected Expiration Date and applicable Settlement Date for each of the Early Tender Date and the Expiration Date, and the satisfaction or waiver of certain conditions of the Tender Offer and Consent Solicitation and statements regarding the terms and timing of the New Debt Financing and the redemption of the Notes.

Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Chemours to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause actual results to vary include, but are not limited to, failure to consummate the New Debt Financing intended to satisfy the conditions of the Tender Offer and Consent Solicitation, conditions in financial markets and investor response to Chemours’ Tender Offer and Consent Solicitation.

Readers are cautioned against unduly relying on forward-looking statements. Forward-looking statements are made as of the date of the relevant document and, except as required by law, Chemours undertakes no obligation to revise or update, publicly or otherwise, any forward-looking statements, whether as a result of new information or future events or otherwise.

# # #

CONTACT:

MEDIA

Alvenia Scarborough

Sr. Director, Brand Marketing and Corporate Communications

+1.302.773.4507

media@chemours.com

INVESTORS

Jonathan Lock

VP, Corporate Development and Investor Relations

+1.302.773.2263

investor@chemours.com

SOURCE The Chemours Company

Related Links

http://www.chemours.com

4